Exhibit 10.4

LOAN MODIFICATION AGREEMENT NO. 6

Preamble:  This Loan Modification Agreement No. 6 (this “Agreement”), dated as of July 3, 2007 (the “Amendment Date”), is made by and among Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division, as Agent; each Person identified as a “Lender” on the signature page hereof, as lenders; and each Person identified as a “Borrower” on the signature page hereof, as borrowers (each, a “Borrower”, and, collectively, the “Borrowers”), for the purpose of amending or otherwise modifying the terms of that certain Credit Agreement dated as of August 12, 2005 (which, as it has been, or hereafter may be, modified or amended, the “Credit Agreement”), among the Borrowers, the various lenders from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division, as a Lender and as agent for the Lenders (in such capacity, the “Agent”).  Now, therefore, in consideration of the mutual promises contained herein and in the Credit Agreement, the receipt and sufficiency of which are hereby acknowledged, the Agent, the Lenders and the Borrowers, each intending to be legally bound, agree as follows:

1.        Definitions.  Capitalized terms used herein, but not expressly defined themselves herein, shall have the meanings given to such terms in the Credit Agreement.

2.        Increase in Letter of Credit Sub-Facility Amount.  The Letter of Credit Sub-Facility limit shall be increased from Six Million Dollars ($6,000,000) to Seven Million Five Hundred Thousand Dollars ($7,500,000).  In furtherance of the foregoing, the definition of “Letter of Credit Sub-Facility Amount” set forth in Section 1.1 of the Credit Agreement shall be deemed to be amended to read as follows:

“Letter of Credit Sub-Facility Amount” means Seven Million Five Hundred Thousand Dollars ($7,500,000).

3.        Amendment Fee.  To induce the Agent to enter into this Agreement, each Borrower hereby jointly and severally agrees to pay to the Agent (a) on the Amendment Date, a fully-earned and non-refundable amendment fee in the amount of $5,000, and (b) without limiting the obligation of the Borrowers to reimburse the Agent for costs and expenses incurred in connection with the Loan Documents, on demand by the Agent, all fees, costs and expenses incurred by the Agent in connection with this Agreement, including the reasonable fees and out-of-pocket expenses of counsel to the Agent.

4.        Inducing Representations.  To induce the Agent and the Lenders to enter into this Agreement, each Borrower hereby represents and warrants that: (a) such Borrower is duly authorized to enter into this Agreement, and this Agreement, upon its execution by such Borrower, the Agent and each Lender, will constitute such Borrower’s legal, valid and binding obligations enforceable in accordance with its terms against such Borrower; (b) after giving effect to this Agreement, no Default or Event of Default exists; (c) no present right of setoff, counterclaim, recoupment claim or defense exists in such Borrower’s favor in respect of its payment or performance of any Obligations; and (d) except as modified by this Agreement, all terms of the Credit Agreement and each other Loan Document shall remain in full force and effect.

5.        Release.  Each Borrower hereby absolutely and unconditionally releases and forever discharges the Agent and each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns of the Agent and each Lender, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

6.        Miscellaneous.  Each existing Loan Document shall be deemed modified hereby on the Amendment Date as necessary to conform its terms to the terms of the Credit Agreement, as modified hereby.  This Agreement constitutes a Loan Document, and shall be governed and construed accordingly.  This Agreement constitutes the entire agreement among the Agent, the Lenders and the Borrowers relative to the subject matter hereof, and supersedes and replaces any prior understandings and agreements, written or oral, in regard thereto.  This Agreement shall be binding on, and inure to the benefit of, the successors and assigns of the Borrowers, the Agent and the Lenders.  The Borrowers shall reimburse the Agent for all costs which the Agent incurs, including reasonable attorneys fees, in the preparation, negotiation, execution and performance of this Agreement and any related Loan Documents, and the recording of any Loan Documents in connection herewith.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Agent, the Lenders and the Borrowers have executed this Agreement, by and through their respective authorized officers, as of the Amendment Date.

“Borrowers”:

NATIONAL R.V. HOLDINGS, INC.

By:	/s/ Thomas J. Martini
Name:	Thomas J. Martini
Title:	CFO

NATIONAL R.V., INC.

By:	/s/ Thomas J. Martini
Name:	Thomas J. Martini
Title:	Treasurer

“Agent” and sole “Lender”:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, acting through its Wells
Fargo Business Credit operating division, as the Agent and the sole Lender

By:	/s/ Charles F. Liles
Charles F. Liles, Vice President